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                                                                    EXHIBIT 10.5



                                    GUARANTEE

THIS GUARANTEE (this "GUARANTEE") dated as of September 5, 2002 by Golden Telecom, Inc., a corporation duly organized and validly existing under the laws of the State of Delaware in the United States (the "GUARANTOR"), in favor of OAO ROSTELECOM, a joint stock company duly organized and existing under the laws of the Russian Federation (the "SELLER").

WHEREAS, Seller, on the one hand, and SFMT-CIS, INC., a corporation duly organized and validly existing under the laws of the State of Delaware in the United States ("SFMT") and OOO TELEROSS, a limited liability company duly registered and validly existing under the laws of the Russian Federation ("TELEROSS"), each an Affiliate of the Guarantor, on the other hand, have entered into an Ownership Interest Purchase Agreement, dated as of March 13, 2002 (as the same may be amended, modified or supplemented from time to time, the "AGREEMENT"), providing for the sale by Seller to SFMT and TeleRoss of Seller's 50% interest in OOO EDN Sovintel, a Russian limited liability company (the "COMPANY");

WHEREAS, as a portion of the Purchase Price under the Agreement, TeleRoss has agreed to issue in favor of the Seller the TeleRoss Promissory Note with a face value equal to the Ruble equivalent of US $46,000,000;

WHEREAS, as an inducement to the Seller to enter into the Agreement, the Guarantor has agreed to issue this Guarantee and the delivery of this Guarantee to the Escrow Agent is a condition precedent to the Closing of the transactions envisaged thereby; and

WHEREAS, the Guarantor will derive direct and indirect benefit from the sale by the Seller to the Guarantor's Affiliates of the Seller's 50% interest in the Company;

NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Guarantor hereby agrees as follows:

1. Definitions

          As used in this Guarantee, the terms defined in the preamble and recitals hereto shall have the respective meanings specified therein. In addition, capitalized terms defined in this Guarantee used and not otherwise defined herein shall have the meanings set forth in the Agreement and the following terms shall have the following meanings:

"Guaranteed Obligation" shall mean the obligation of TeleRoss under the TeleRoss Promissory Note to pay an amount in Russian Rubles equal to US $46,000,000, at the



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exchange rate established by the CBR on the payment date specified in the
TeleRoss Promissory Note all in accordance with its terms and the terms of the Agreement.

"Non-Payment Notice" has the meaning set forth in Section 2(b).

2. Guarantee.

          (a) Subject to the terms and conditions set forth herein, the Guarantor hereby unconditionally and irrevocably guarantees to the Seller the payment to the Seller of the Guaranteed Obligation.

          (b) If TeleRoss fails to pay under the TeleRoss Promissory Note when due, the Seller shall provide a notice of non-payment to the Guarantor stating that TeleRoss has failed to make payment in full under the TeleRoss Promissory Note on the date due (the "Non-Payment Notice"), provided however, that any failure of the Seller to provide such Non-Payment Notice shall not affect the Guarantor's obligations under this Guarantee.

          (c) In the event that any payment by TeleRoss under the TeleRoss Promissory Note is rescinded or must otherwise be returned for any reason whatsoever other than as provided for in Section 4(b)(iii), this Guarantee shall continue to be effective, or shall be reinstated, as the case may be, and the Guarantor shall remain liable hereunder in respect of such payment as if such payment had not been made.

          (d) Subject to Sections 3 and 4 hereof, if the Guaranteed Obligation shall not have been discharged by TeleRoss or any other Person in full when due, then the Guarantor shall pay to the Seller within 15 calendar days following receipt of the Non-Payment Notice all of the outstanding amounts due from, and payable by, TeleRoss under the TeleRoss Promissory Note.

          (e) The Guarantor agrees to pay all reasonable fees and out-of-pocket expenses (including reasonable attorneys' fees) incurred by the Seller and directly relating to the enforcement by the Seller of this Guarantee in the event of a failure to pay by the Guarantor in accordance with the terms hereof.

3. Guarantee is Limited.

          (a) Notwithstanding anything herein to the contrary, under no circumstances shall the aggregate liability or obligations of the Guarantor arising under this Guarantee exceed the Ruble equivalent of US $ 46,000,000, at the exchange rate established by the CBR on the date of payment under the TeleRoss Promissory Note plus any amounts due pursuant to Section 2(e) above.

          (b) The aggregate liability of the Guarantor arising under this Guarantee shall be reduced to the extent of any amounts paid out by the Guarantor to discharge any



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Lien created by the Seller with respect to the Interest prior to delivery of the
Non-Payment Notice, provided that (i) such payment has been made by the Guarantor in good faith after final adjudication or settlement and (ii) promptly upon the Guarantor becoming aware of any Action initiated by a third party claiming any Lien over the Interest created by the Seller, the Guarantor shall provide the Seller with the opportunity to participate in any such Action.

4. Effective Date; Termination.

          (a) This Guarantee and the obligations of the Guarantor hereunder shall become effective on the Escrow Release Date. The Guarantor hereby undertakes to provide the Seller on the Escrow Release Date with a written confirmation stating that the Guarantee has become effective, provided however, that any failure by the Guarantor to provide such written confirmation shall have no effect on the effectiveness of this Guarantee.

          (b) This Guarantee, and the Guarantor's obligations hereunder in respect of payment of the Guaranteed Obligation or otherwise, shall terminate
(i) upon satisfaction in full of the Guaranteed Obligation hereunder, or (ii) if this Guarantee is terminated by mutual agreement of the parties to the Agreement, or (iii) if the Agreement, or any transaction contemplated thereby, is challenged in an Action as null and void, and as a result thereof, the Interest is ordered in a final adjudication to be returned by any competent Governmental Entity and the Interest is returned to the Seller.

5. Guarantee is Absolute and Unconditional.

          (a) The Guarantor hereby waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon TeleRoss or the Guarantor with respect to obligations of TeleRoss under the TeleRoss Promissory Note or of the Guarantor under this Guaranty, as applicable.

          (b) Subject to Section 4(b) above, this Guarantee shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (i) the validity or enforceability of the Agreement, the TeleRoss Promissory Note or the Guaranteed Obligation, or right to set off with respect thereto,
(ii) any defense, setoff or counterclaim (other than a defense of payment or performance) which may at any time be available to or asserted by TeleRoss against the Seller, or (iii) any other circumstance whatsoever (with or without notice to or knowledge of TeleRoss or the Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of TeleRoss for its obligations under the TeleRoss Promissory Note or of the Guarantor under the Guarantee, in bankruptcy or in any other instance.



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6. No Subrogation.

          Upon final receipt by the Seller of all amounts due and owing under the Teleross Promissory Note, the Guarantor shall be entitled to be subrogated to any of the rights of the Seller.

7. Miscellaneous

          Section 7.1 Amendment. This Guarantee may not be modified, amended, terminated or revoked, in whole or in part, except by an agreement in writing signed by Seller and the Guarantor.

          Section 7.2 Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be deemed to have been sufficiently given to any party hereto if personally delivered or if sent by telegram, telecopy or telex, or by registered or certified mail, return receipt requested, or by recognized courier service, postage or other charges prepaid, addressed as follows:


(a)      If to Seller:

         OAO Rostelecom
         Russian Federation, 125047,
         Moscow, ul. 1st Tverskaya-Yamskaya, 14
         Attention:  Kouznetsov Sergei Ivanovich
         Fax:     +7-095-787-2850
         Telephone: +7-095-787-2849

(b)      If to the Guarantor:

         Golden Telecom, Inc.
         4400 MacArthur Boulevard, N.W., Suite 200
         Washington D.C. 20007, U.S.A.
         Telephone: 1 (202) 332-5997
         Facsimile: 1 (202) 332-4877

or to such other address as may be specified from time to time by the Guarantor or the Seller in a notice to the other party given as herein provided. Such notice or communication will be deemed to have been given as of the date so personally delivered, telegraphed, telecopied, telexed, mailed or sent by courier.

          Section 7.3 Assignment. This Guarantee is provided solely for the benefit of the Seller and may not be assigned or otherwise transferred without the explicit consent of the Guarantor.



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          Section 7.4 Section Headings. The section headings used in this
Guarantee are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

          Section 7.5 Governing Law. This Agreement shall be construed and interpreted in accordance with and governed by the laws of the State of New York, United States of America.

          Section 7.6 Submission to Jurisdiction. The Guarantor hereby unconditionally and irrevocably

          (a) submits to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof for the purpose of any suit, action or other proceeding arising out of this Guarantee;

          (b) consents that any such suit, action or proceeding may be brought in such courts and waives any objection it may now or hereafter have to the venue of any such suit, action or proceeding in any such court or that such suit, action or proceeding was brought in an inconvenient forum and agrees not to assert the same;

          (c) agrees that service of process in any such suit, action or proceeding may be effected by mailing a copy thereof by registered or certified mail, postage prepaid, to the Guarantor at its address set forth herein; and

          (d) agrees that nothing herein shall effect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction.

IN WITNESS WHEREOF, the Guarantor has caused this Guarantee to be executed on its behalf as of the date first written above.


                                    Golden Telecom, Inc.,

                                    ----------------------------------
                                    Name:  Alexander Vinogradov
                                    Title: President and Chief Executive Officer





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